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As filed with the Securities and Exchange Commission on December 3, 2004

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Dresser, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2795365
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15455 Dallas Parkway
Suite 1100
Addison, TX 75001
(Address, including Zip Code, of Registrant's
Principal Executive Offices)

Copies to:

Kirk A. Davenport II, Esq. Monica K. Thurmond, Esq. Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 (212) 906-1200	James S. Scott, Sr., Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-118800

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant's Securities to be Registered.

        A description of the common stock, par value $.01 per share (the "Common Stock"), of Dresser, Inc. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement, as amended, on Form S-1 (File No. 333-118800) (the "Registration Statement") relating to the Common Stock, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the "Prospectus"). The description of the Common Stock contained in the Prospectus under the heading "Description of Capital Stock" is hereby incorporated by reference into this Form 8-A.

Item 2.    Exhibits.

        The following exhibits are filed as part of this Registration Statement:

1	Registration Statement on Form S-1 (Registration No. 333-118800), originally filed with the Commission on September 3, 2004, as amended, is incorporated herein by reference.
3.1	Amended and Restated Certificate of Incorporation of Dresser, Inc. Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, File No. 333-118800, is incorporated herein by reference.
3.2	Amended and Restated By-laws of Dresser, Inc. Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-118800, is incorporated herein by reference.
4.1	Specimen Stock Certificate. Exhibit 4.3 to the Registrant's Registration Statement on Form S-1, File No. 333-118800, is incorporated herein by reference.
4.2	Form of Amended and Restated Investor Rights Agreement. Exhibit 4.9 to the Registrant's Registration Statement on Form S-1, File No. 333-118800, is incorporated herein by reference.
4.3	Form of Amended and Restated Sponsor Rights Agreement. Exhibit 4.10 to the Registrant's Registration Statement on Form S-1, File No. 333-118800, is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DRESSER, INC.
DATE: DECEMBER 7, 2004	By:	/s/ STEVEN G. LAMB Name: Steven G. Lamb Title: President, Chief Executive Officer and Director

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SIGNATURE